Exhibit 10.2
SECOND AMENDMENT TO LOAN AGREEMENT
     THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of July 21, 2006 (this “Second Amendment”) by and among THE HILLMAN COMPANIES, INC., (“Holdings”), HILLMAN INVESTMENT COMPANY (“Intermediate Holdings”), THE HILLMAN GROUP, INC. (the “Borrower”), ALLIED CAPITAL CORPORATION (“Allied Capital”), and MERRILL LYNCH CAPITAL CORPORATION, its successors and assigns (“Merrill Lynch” and, together with Allied Capital, the “Lenders”).
     WHEREAS, Holdings, Intermediate Holdings, the Borrower, and Allied Capital are parties to a Loan Agreement dated as of March 31, 2004, as amended (the “Loan Agreement”);
     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of April 12, 2004, by and among Borrower, Allied Capital and Merrill Lynch (the “Assignment Agreement”), Allied Capital sold and assigned to Merrill Lynch a portion of the Subordinated Debt evidenced by the Subordinated Debentures in favor of Allied Capital (the “Assigned Interest”) and all rights and obligations of Allied Capital under the Loan Agreement with respect to such portion of the Assigned Interest on the terms and subject to the conditions set forth in the Assignment Agreement, and Merrill Lynch accepted the assignment of such rights and assumed such obligations from Allied Capital on such terms and subject to such conditions;
     WHEREAS, Holdings, Intermediate Holdings and the Borrower have requested that the Lenders agree to certain amendments to the Loan Agreement, and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Loan Agreement as herein provided;
     WHEREAS, the Borrower has issued Subordinated Debentures in favor of each of Allied Capital and Merrill Lynch; and
     WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Loan Agreement and the Subordinated Debentures as herein provided. Accordingly, Holdings, Intermediate Holdings, the Borrower and the Lenders agree as follows:
ARTICLE I
DEFINITIONS
     1. Definitions. Unless otherwise defined herein, capitalized terms defined in the Loan Agreement have the same meanings when used in this Second Amendment.
ARTICLE II
AMENDMENTS TO THE LOAN AGREEMENT
     1. Article I of the Loan Agreement is hereby revised to include the following new definition:
     ““Second Amendment” means the Second Amendment to Loan Agreement dated July 21, 2006 between Holdings, Intermediate Holdings, the Borrower and the Lenders.”

     2. The definition of Senior Debt contained in Article I of the Loan Agreement is hereby revised such that the reference to “$300,000,000” contained therein shall become “$317,500,000”.
     3. Section 2.06 of the Loan Agreement is hereby amended to include a new Section 2.06(c) as follows:
     “(c) Notwithstanding anything to the contrary contained herein, the Borrower shall have no obligation to pay the Repayment Charge in connection with any prepayment of the Subordinated Debentures occurring upon a Change of Control as provided in Section 2.07 below.”
     4. Section 2.07 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “Section 2.07 Mandatory Prepayment. The Borrower’s obligations under the Subordinated Debentures and this Agreement are not assumable. Subject to the Subordination Agreement, upon (a) a Change of Control, or (b) the sale or disposition by the Sponsor Group of Equity Interests of Holdings or Intermediate Holdings with a value of $35,000,000 or more in aggregate, each Lender shall have the right (but not the obligation) to require the Borrower to: (i) prepay all or any portion of the Subordinated Debentures held by such Lender for an amount equal to the then outstanding principal balance, all accrued but unpaid interest thereon, plus all PIK Amounts and, in the case of a prepayment required under clause (b) above, 50% of any Repayment Charge computed in accordance with Section 2.06(a), provided that any prepayment under this Section 2.07 that occurs prior to the 18 month anniversary of the date hereof shall be subject to a Repayment Charge equal to 6.0% of any principal prepaid (excluding any PIK Amount); and (ii) pay in full a corresponding portion of the other Obligations owing to such Lender, which amount shall be calculated on the date of prepayment and be payable in cash on such date. On the date of prepayment, the Borrower shall pay to the Lenders of the Subordinated Debentures being prepaid pursuant to this Section 2.07, the price specified above, by wire transfer of immediately available funds to an account designated by such Lender. Concurrently therewith, each Lender of Subordinated Debentures being prepaid in full shall deliver to the Borrower the original copy of its Subordinated Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower. Any offer made by the Borrower pursuant to this Section 2.07 shall be irrevocable so long as the Change of Control occurs.”
     5. Section 7.17(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “(a) Leverage Ratio. The Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings ending on the last day of any calendar quarter ending during any period described below will not be greater than the ratio set forth below opposite the period during which such calendar quarter ends:

Calendar Quarters Ended During	Ratio
Closing Date through 3/31/05	5.64 to 1.0
4/1/05 through 9/30/05	5.46 to 1.0
10/01/05 through 3/31/06	5.18 to 1.0
4/01/06 through 9/30/06	5.14 to 1.0
10/01/06 through 6/30/07	4.85 to 1.0
7/01/07 through 6/30/08	4.56 to 1.0
1/01/09 through 12/31/09	3.70 to 1.0
1/01/10 through 12/31/10	3.13 to 1.0
1/01/11 and thereafter	2.84 to 1.0
     6. Section 7.17(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
          “(b) Interest Coverage Ratio. The Interest Coverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings and its Consolidated Subsidiaries ending on or about the last day of any calendar quarter ending during any period described below, in each case for the period of four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries then ended, taken as a single accounting period, will not be less than the ratio set forth below opposite the period during which such calendar quarter ends:

Calendar Quarters Ended During	Ratio
Closing Date through 12/31/05 1/01/06 and thereafter	3.10 to 1.0 2.25 to 1.0
ARTICLE III
CONDITIONS TO EFFECTIVENESS
          Section 3.01 Conditions to Effectiveness of this Second Amendment. This Second Amendment, and the amendments contained herein, shall become effective as of May 15, 2006 on the date (the “Second Amendment Effective Date”) when each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Lenders:
          (a) Execution and Delivery of this Second Amendment. The Lenders shall have received counterparts of this Second Amendment duly executed by Holdings, Intermediate Holdings and the Borrower.
          (b) Execution of Allonge. The Lenders shall have received the Allonges to the Subordinated Debentures, duly executed by the Borrower in the form attached hereto as Exhibit A.

          (c) Execution of First Amendment to Subordination Agreement. All parties to the Subordination Agreement other than the Lenders shall have executed and delivered to Lenders the First Amendment to Subordination Agreement, in the form attached hereto as Exhibit B.
          (d) Acknowledgement. The Lenders shall have received counterparts of an Acknowledgement and Agreement, substantially in the form of Exhibit C hereto, duly executed by each of the Guarantors (other than Holdings, Intermediate Holdings and the Borrower) who are or are required by the Loan Agreement to be Credit Parties.
          (e) Fees. The Lenders shall have received full payment from the Borrower of its fees and expenses described in Section 5.05 of this Second Amendment which are billed through the Second Amendment Effective Date.
          (f) Other. The Lenders shall have received such other documents, instruments, agreements or information as may be reasonably requested by the Lenders.
          Section 3.02 General Conditions. All corporate and legal proceedings relating to the transactions contemplated by this Second Amendment or in the Acknowledgement and Agreement shall be reasonably satisfactory in form and substance to the Lenders and their counsel, and the Lenders shall have received copies of all corporate proceedings, which the Lenders may reasonably have requested, such records where appropriate to be certified by the Responsible Officer. The documents referred to in this Section 3.02 shall be delivered to the Lenders no later than the Second Amendment Effective Date.
          Section 3.03 Effects of this Second Amendment.
          (a) On the Second Amendment Effective Date, the Loan Agreement will be automatically amended to reflect the amendments thereto provided for in this Second Amendment. On and after the Second Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Loan Agreement, as amended by this Second Amendment. Once the Second Amendment Effective Date has occurred, all references to the Loan Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Loan Agreement as amended by this Second Amendment. Promptly after the Second Amendment Effective Date occurs, the Lenders shall notify the Borrowers and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.
          (b) Other than as specifically provided herein, this Second Amendment shall not operate as a waiver amendment of any right, power or privilege of any Lender under the Loan Agreement or any other Subordinated Debentures Document or of any other term or condition of the Loan Agreement or any other Subordinated Debentures Document, nor shall the entering into of this Second Amendment preclude any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Second Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrowers other than pursuant to the strict terms of the Loan Agreement and the other Subordinated Debentures Documents, as amended or supplemented to date (including by means of this Second Amendment).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Section 4.01 Representations and Warranties. In order to induce the Lenders to consent to the amendments and waivers contained herein and to enter into this Second Amendment, each of Holdings, Intermediate Holdings and the Borrower represents and warrants as set forth below:
          (a) Each of Holdings, Intermediate Holdings and the Borrower reaffirms as of the Second Amendment Effective Date its covenants and agreements contained in the Loan Agreement and each other Subordinated Debentures Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Second Amendment on the Second Amendment Effective Date. Each of Holdings, Intermediate Holdings and the Borrower further confirms that each such Subordinated Debentures Document to which it is a party is, and shall continue to be, in full force and effect, and the same are hereby ratified, approved and confirmed in all respects, except as the Loan Agreement may be modified by this Second Amendment.
          (b) Both immediately before and immediately after giving effect to this Second Amendment, the representations and warranties set forth in Article V of the Loan Agreement and each other Subordinated Debentures Document are, in each case, true and correct in all material respects (or in all respects in the case of such representations or warranties containing materiality qualifiers) at and as if made as of the Second Amendment Effective Date except to the extent they expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
          (c) This Second Amendment constitutes the legal, valid and binding obligation of each of Holdings, Intermediate Holdings and the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (d) The parties signatory to the Acknowledgment and Agreement delivered pursuant to Section 3.01(b) of this Second Amendment constitute all of the Persons who (together with Holdings, Intermediate Holdings and the Borrower) are or are required under the terms of the Subordinated Debentures Documents to be Credit Parties.
          (e) The written statements and information contained in this Second Amendment and the other documents, certificates and statements furnished to the Lenders on or prior to the Second Amendment Effective Date by or on behalf of any Credit Party for use in connection with the transactions contemplated by this Second Amendment, taken as a whole, do not, as of the Second Amendment Effective Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.
          (f) The Borrower acknowledges that, as of July 21, 2006, after giving effect to the provisions of this Amendment, (i) the outstanding principal amount of the Subordinated Debenture in favor of Allied Capital is $44,330,246.12 (inclusive of all PIK Amounts) and accrued and unpaid cash interest thereon is $87,114.93 and (ii) the outstanding principal amount of the Subordinated Debenture in favor of Merrill Lynch is $5,240,267.51 (inclusive of all PIK Amounts) and accrued and unpaid cash interest thereon is $8,733.77.

ARTICLE V
MISCELLANEOUS
          Section 5.01 Headings. The various headings of this Second Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment or any provisions hereof.
          Section 5.02 Execution in Counterparts. This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A counterpart hereof executed and delivered by facsimile shall be effective as an original.
          Section 5.03 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          Section 5.04 Governing Law; Entire Agreement. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Second Amendment and the other Subordinated Debentures Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
          Section 5.05 Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Second Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of DLA Piper Rudnick Gray Cary US LLP, counsel to Allied Capital.
          Section 5.06 Subordinated Debentures Document Pursuant to Loan Agreement. This Second Amendment is a Subordinated Debentures Document executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement (and, following the date hereof, the Loan Agreement, as amended hereby).
[Signature Pages Follow]

Exhibit C
          IN WITNESS WHEREOF, the signatories hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE BORROWER	THE HILLMAN GROUP, INC.
By:
Name:
Title:

HOLDINGS	THE HILLMAN COMPANIES, INC.
By:
Name:
Title:

INTERMEDIATE HOLDINGS	THE HILLMAN INVESTMENT COMPANY
By:
Name:
Title:

LENDERS	ALLIED CAPITAL CORPORATION
By:
Name:
Title:

MERRILL LYNCH CAPITAL CORPORATION
By:
Name:
Title: